EXHIBIT 10.58

This instrument was prepared by

and, after recording, return to:

Schwartz, Cooper, Greenberger
 & Krauss Chartered
180 North LaSalle Street
Suite 2700
Chicago, Illinois  60601
Attn: Gary P. Segal, Esq.




                         THIRD AMENDMENT OF CONSTRUCTION
          LOAN AGREEMENT, NOTES, DEED OF TRUST AND OTHER LOAN DOCUMENTS
          -------------------------------------------------------------

      THIS THIRD AMENDMENT OF CONSTRUCTION LOAN AGREEMENT, NOTES, DEED OF TRUST AND OTHER LOAN DOCUMENTS (this "Amendment") is made as of April 12, 2002, by and between CMC HEARTLAND PARTNERS VII, LLC, a Delaware limited liability company ("Borrower") and BANK ONE, ILLINOIS, N.A., a national banking association ("Lender").

                                    RECITALS:

      A. Pursuant to and in accordance with the terms and conditions set forth in that certain Construction Loan Agreement dated as of December 9, 1999 by and between Borrower and Lender (the "Original Loan Agreement"), Lender agreed to make a construction loan to Borrower in an amount not to exceed the maximum principal sum of $5,000,000 (the "Original Loan").

      B. The Original Loan Agreement has been amended by that certain First Amendment of Construction Loan Agreement, Note, Deed of Trust and Other Loan Documents dated as of December 8, 2000 by and between Borrower and Lender and recorded at Book 1688, page 458, Moore County Registry, North Carolina on December 14, 2000 (the "First Amendment") and that certain Second Amendment of Construction Loan Agreement, Notes, Deed of Trust and Other Loan Documents dated as of April 12, 2001 by and between Borrower and Lender and recorded at Book 1771, page 376-392, Moore County Registry, North Carolina on June 8, 2001 (the "Second Amendment"). The First Amendment (i) extended the "Maturity Date" of the Original Loan to April 12, 2001, (ii) reduced the maximum amount of the Original Loan to $3,000,000, (iii) provided Borrower with a new $250,000 loan (the "Acquisition Loan"), (iv) added the Remaining Land (as defined in the First Amendment) to the Deed of Trust (as hereinafter defined), and (v) cross-defaulted and cross-collateralized the Original Loan and the Acquisition Loan. The Second Amendment further extended the "Maturity Date" of the Original Loan and the Acquisition Loan to April 12, 2002. The Original Loan Agreement as amended by the First Amendment, the Second Amendment and hereinafter amended, restated, modified or supplemented from time to time and in effect is hereinafter referred to as the "Loan Agreement".

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      C. The Original Loan is evidenced by a certain Note dated December 9, 1999
(the "Original Note") in the original principal amount of $5,000,000 made by Borrower and payable to Lender. The Acquisition Loan is evidenced by a certain Note dated December 12, 2000 (the "Acquisition Note") in the original principal amount of $250,000 made by Borrower and payable to Lender. The Original Note and the Acquisition Note as each have been amended by the First Amendment and the Second Amendment are collectively referred to herein as the "Notes".

      D. The Notes are secured by, among other things, a Deed of Trust dated as of December 9, 1999 made by Borrower to Chicago Title Insurance Company, as trustee, for the benefit of Lender and recorded at Book 1576, page 93, Moore County Registry, North Carolina on December 9, 1999, as amended by the First Amendment and Second Amendment (the "Deed of Trust") creating a first mortgage lien on certain real estate located in the town of Southern Pines, North Carolina and legally described on Exhibit A attached hereto.

      E. The Notes are also secured by, among other things, an Assignment of Rents and Leases made by Borrower in favor of Lender and recorded at Book 1576, page 93, Moore County Registry, North Carolina, on December 9, 1999, as amended by the First Amendment and the Second Amendment (the "Assignment of Rents").

      F. The Notes are further secured by certain other Loan Documents (as that term is defined in the Loan Agreement), the provisions of which were modified by and in accordance with the terms and conditions set forth in the First Amendment and Second Amendment.

      G. Under the terms of the Loan Agreement and the Notes, the Maturity Date for the Original Loan and the Acquisition Loan is April 12, 2002.

      H. Borrower has requested that Lender extend the Maturity Date of the Original Loan and the Acquisition Loan.

      I. Lender is willing to extend the Maturity Date of the Original Loan and the Acquisition Loan, notwithstanding the fact that Lender has no obligation to do so, subject to and upon the terms and conditions set forth below in this Amendment.

      NOW, THEREFORE, in order to induce Lender to agree to the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

      1. Incorporation of Recitals. The Recitals set forth above are incorporated herein and made a part hereof.

      2. Definitions. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Loan Agreement.

      3. Maturity Date. Lender and Borrower acknowledge and agree that the Maturity Date of the Original Loan and the Acquisition Loan are hereby extended to April 12, 2003. For all purposes under the Loan Agreement, the Original Note, the Acquisition Note and the other Loan Documents, the "Maturity Date" shall be deemed to mean April 12, 2003.

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      4. Loan Disbursements. Borrower hereby acknowledges and agrees that as of the date hereof, the outstanding principal balance of the Original Loan is $1,110,467.16 and that Borrower may continue to borrow the remaining undisbursed portion of the Original Loan in accordance with the terms and conditions set forth in the Loan Agreement. Borrower hereby acknowledges and agrees that as of the date hereof, the outstanding principal balance of the Acquisition Loan is $100,000 and that Borrower may not reborrow any amounts that have been repaid.

      5. Repayment of the Original Loan. Notwithstanding anything to the contrary contained in Section 3.3(c) of the Original Loan Agreement, Borrower must make a mandatory principal payment with respect to the Original Loan equal to (a) 5% of the aggregate amount of the Original Loan that was previously disbursed with respect to each Spec Unit twelve months after the date on which the first draw proceeds of the Orginal Loan for such Spec Unit was made, (b) an additional 5% of the aggregate amount of the Original Loan that was previously disbursed with respect to each Spec Unit eighteen months after the date on which the first draw proceeds of the Original Loan for such Spec Unit was made, and
(c) the remaining aggregate unpaid amount of the Original Loan that was disbursed with respect to each Spec Unit twenty-four months after the date on which the first draw proceeds of the Original Loan for such Spec Unit was made.

      6. Required Deliveries. This Amendment shall become effective on the date (the "Amendment Effective Date") on which the following conditions have been satisfied:

            (a) This Amendment has been duly executed by Borrower and delivered to Lender;

            (b) Payment of the $31,000 to Lender as a loan fee for this Amendment (the "Loan Fee");

            (c) An additional endorsement to Chicago Title Insurance Company Loan Policy No. 34 902 107 WS9905211 (the "Existing Title Policy") which
      (i) amends the description of the Deed of Trust insured under the Existing Title Policy to include this Amendment, (ii) amends the description of the Assignment of Rents to include this Amendment, (iii) extends the effective date of the Existing Title Policy to the date of the recording of this Amendment, (iv) includes no additional exceptions to title other than those that have been approved in writing by Lender and (v) states that all real estate taxes and assessments applicable to the Land which are due and payable as of the date of such endorsement have been paid in full; and

            (d) Lender has received such other documents as Lender may reasonably require.

      7.    References.  All  references to the Loan  Agreement,  the Original
Note, the Acquisition Note, the Deed of Trust and the other Loan Documents contained in any of the Loan Documents shall be deemed to refer to each of such documents as amended by this Amendment.

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      8. Payment of Loan Fee and Additional Loan Expenses. In addition to the
Loan Fee, Borrower hereby agrees to pay all of Lender's reasonable attorneys' fees incurred in connection with the negotiation and documentation of the agreements contained in this Amendment, all recording fees and charges, title insurance charges and premiums and all other expenses, charges, costs and fees referred to in, necessitated by or otherwise relating to this Amendment (collectively, the "Additional Loan Expenses"). If the Additional Loan Expenses are not paid to Lender within five days after written demand therefor by Lender, the Additional Loan Expenses shall bear interest from the date so incurred until paid at an annual rate equal to the Default Rate.

      9. Defaults. Borrower represents and warrants that, as of the date hereof no Event of Default or event or condition which could become an Event of Default with the giving of notice or passage of time, or both, exists under the Loan Agreement, the Original Note, the Acquisition Note, or any of the other Loan Documents. Borrower further acknowledges and agrees that an Event of Default under the Loan Agreement, the Original Note, the Acquisition Note and the other Loan Documents shall be deemed to exist upon the occurrence of a breach of any of the representations, warranties or covenants set forth in this Amendment.

      10. No Defenses. Borrower represents and warrants there is not any condition, event or circumstance existing, or any litigation, arbitration, governmental or administrative proceedings, actions, examinations, claims or demands pending or threatened affecting Borrower or the Property, or which would prevent the Borrower from complying with or performing its obligations under the Loan Agreement, the Original Note, the Acquisition Note, the Deed of Trust or the other Loan Documents, and no basis for any such matter exists.

      11. Authority to Execute Amendment; No Conflict. Borrower represents and warrants that it has full power and authority to execute and deliver this Amendment and to perform its obligations hereunder. Upon the execution and delivery hereof, this Amendment will be valid, binding and enforceable upon Borrower in accordance with its terms. Execution and delivery of this Amendment does not and will not contravene, conflict with, violate or constitute a default under any applicable law, rule, regulation, judgment, decree or order or any agreement, indenture or instrument to which Borrower is a party or is bound.

      12. Acknowledgment by Borrower; Ratification of Liability. Borrower hereby ratifies and confirms its liabilities and obligations under the Original Note, the Acquisition Note, the Deed of Trust and the other Loan Documents and the liens and security interests created thereby, and acknowledges that it has no defenses, claims or set-offs to the enforcement by Lender of its obligations and liabilities thereunder.

      13.   Amendment  Binding.   This  Amendment  shall  be  binding  on  the
Borrower and its successors and permitted assigns, and shall inure to the benefit of Lender and its successors and assigns.

      14. Continued Effectiveness. Except as expressly provided herein, the Loan Agreement, the Original Note, the Acquisition Note and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

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

      15. Counterparts. This Amendment may be executed in counterparts, and all said counterparts when taken together shall constitute one and the same Amendment.


        [remainder of page intentionally blank; signature page to follow]







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

      IN WITNESS WHEREOF, this Amendment has been entered into as of the date first above written.


CMC HEARTLAND PARTNERS VII, LLC, a         BANK ONE, ILLINOIS, N.A., a national
Delaware limited liability company         banking association

By:  CMC Heartland Partners, a Delaware
     general partnership, the sole         By: _______________________________
     member of Borrower.                   Title: ____________________________

By:  HTI Interests, LLC, a Delaware
     limited liability company as its
     managing partner

     By: ______________________
     Title: _____________________

     Attest: ____________________
     Title: _____________________







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

STATE OF                )
                        )SS
COUNTY OF               )

      I, _______________________, a Notary Public in and for said County, in the State aforesaid, do hereby certify that Donald Pafford is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such Vice President, of Bank One, Illinois, NA, a national banking association (the "Bank"), appeared before me this day in person and severally acknowledged that he signed and delivered the said instrument as his own free and voluntary act, and as the free and voluntary act of the Bank for the uses and purposes therein set forth.

      GIVEN under my hand and notarial seal this ____ day of May, 2002.


                                                NOTARY PUBLIC

STATE OF ILLINOIS )
                  )SS.
COUNTY OF COOK    )


      I,___________________ , a Notary Public in and for said County, in the State aforesaid, do hereby certify that _______________, the ______________ of HTI Interests, LLC, the managing partner of CMC Heartland Partners which is the sole member of CMC Heartland Partners VII, LLC, and ________, the ________ thereof, who are personally known to me to be the same persons whose name are subscribed to the foregoing instrument as such ________ and ________________, respectively, appeared before me this day in person and acknowledged that they signed and delivered the said instrument as their own free and voluntary act and as the free and voluntary act of said limited liability company, for the uses and purposes therein set forth.

      GIVEN under my hand and notarial seal, this ____ day of May, 2002.

                                          _____________
                                          NOTARY PUBLIC





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                                    EXHIBIT A











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



                         THIRD AMENDMENT OF CONSTRUCTION
                       LOAN AGREEMENT, NOTE, DEED OF TRUST
                            AND OTHER LOAN DOCUMENTS


                                 by and between

                         CMC HEARTLAND PARTNERS VII, LLC

                                       and

                             BANK ONE, ILLINOIS, NA




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